EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51161, 333-60028, 333-105381 and 333-117227) of The Stride Rite Corporation of our report dated February 14, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of the internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

February 16, 2005

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